UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

Unilife Corporation (the “Company”) is a U.S. based designer, manufacturer and supplier of innovative injectable drug delivery systems that can enhance and differentiate the injectable therapies of its pharmaceutical and biotechnology customers. The Company has a broad portfolio of proprietary product platforms, including pre-filled syringes, wearable injectors, insulin delivery systems, disposable and reusable auto-injectors, drug reconstitution delivery systems, ocular delivery systems and other systems for the targeted delivery of injectable therapies. As previously disclosed, in February 2016, the Company completed its review of strategic alternatives and announced the formation of a strategic collaboration centered upon the use of the Company’s portfolio of prefilled, customizable wearable injectors.

In addition, the Company announced in a strategic update filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 28, 2016 that the Company will focus primarily on active and new customer programs in its portfolio of wearable injector systems and its continued focus on cost reduction initiatives.

In connection with this focus, the Company has been evaluating the prospects of its non-wearable injector customer and supplier programs. As a result of negotiations related to those supplier and customer programs through September 1, 2016 and the Company’s evaluation of those programs and potential disposition of certain assets, the Company’s board of directors concluded on September 1, 2016 that the Company will have a material charge for impairment to certain of its long lived-assets. The Company is also evaluating goodwill for impairment. Such impairment charges would be non-cash in nature. The Company also expects to incur charges that could impact cash related to certain supplier contract terminations, which may be material.

On September 7, 2016, in connection with the negotiations with suppliers and customers referred to above, the Company entered into a termination agreement with an equipment supplier whereby the Company agreed to pay approximately $457,000, payable in three installments ending October 31, 2016. The Company’s liability to this supplier was $1,015,000. In addition to the $457,000 payment, the Company expects to incur a non-cash charge of approximately $1,700,000 related to the termination agreement and write down of the equipment.

The Company is in discussions with various additional parties which could impact the estimate of the aggregate amount of the impairment charge.

Because of the ongoing nature of these negotiations, at this time, the Company is unable in good faith to make a determination of the estimates or ranges of estimates required by paragraphs (b) and (c) of Item 2.06 of Current Report on Form 8-K with respect to the impairment charges expected to be taken. In addition, the Company is evaluating whether this charge should be recorded in either the third or fourth quarter of the fiscal year ended June 30, 2016. The Company will amend this Current Report on Form 8-K within four business days after the date upon which it makes a determination of the estimates or ranges of estimates.

The disclosures herein do not change the Company’s belief that the Company will have sufficient liquidity to meet its minimum cash balance requirements and fund its operations through September 30, 2016, as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2016.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the “Risk Factors” set forth in our prospectus supplement, dated as of and filed with the SEC on February 22, 2016, those described from time to time in other reports which we file with SEC, and other risks and uncertainties including, without limitation: the developments referenced in this report or relating thereto; negative reactions from the Company’s creditors, stockholders, strategic partners, vendors or customers relating to matters referenced in this report; the Company’s inability to complete negotiations related to the supplier and customer programs; expenses incurred in cash in connection with the matters described in this report and the impact of such cash expenses on the Company and its prospects; and the amount and impact of the charge for the impairment to the Company’s long-lived assets referenced in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: September 8, 2016	By:	/s/ John Ryan
Name: John Ryan
Title: President and Chief Executive Officer

4